Exhibit 10.1(a)

Cambridge Bancorp

Amended 1993 Stock Option Plan

Restricted Stock Agreement

Grantee:	Date:

Number of Shares of Restricted Stock:

Vesting Criteria:

This Agreement is made as of the date set forth above between Cambridge Bancorp, a Massachusetts corporation (the “Company”), and the undersigned individual (the “Grantee”) pursuant to the Company’s Amended 1993 Stock Option Plan (the “Plan”), which is incorporated herein by reference and receipt of a copy of which is hereby acknowledged by the Grantee. Capitalized terms used and not otherwise defined in this Agreement have the meanings given to them in the Plan.

The Grantee is an employee or consultant of the Company or one of its Affiliates, and the Company desires to reward the Grantee and/or provide an incentive for his or her services to the Company or such Affiliate by affording him or her the opportunity to acquire stock ownership in the Company. In consideration of the premises and the covenants contained herein, the parties agree as follows:

1. Grant of Restricted Stock. Subject to the terms and conditions of this Agreement, the Company grants to the Grantee and the Grantee accepts the number of shares of Common Stock, $1.00 par value, of the Company set forth above. Such shares, together with any additional shares of stock of the Company issued on account of such shares by reason of stock dividends, stock splits or recapitalizations (whether by way of mergers, consolidations, combinations or exchanges of shares or the like), are referred to in this Agreement as the (“Restricted Stock”).

2. Restrictions on Stock.

(a) Until the termination of restrictions as provided hereinafter, the Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in this Agreement.

(b) The restrictions set forth in Section 2(a) shall terminate as to the Restricted Stock or any portion thereof, as applicable, upon the earliest of (i) the satisfaction of the Vesting Criteria set forth above (with any fractional share resulting being added to the next part to vest), so that the restrictions on all such shares shall have terminated when all Vesting Criteria have been met, if at all, (ii) termination of the Grantee’s employment with the Company or an Affiliate by the Grantee’s death or disability as defined in section 22(e)(3) of the Code (“Disability”), and (iii) as otherwise provided hereinafter. The achievement of any of the Vesting Criteria (other than the passage of time) shall be as determined by the Committee in its sole discretion.

3. Forfeiture of Restricted Stock. Upon termination of the Grantee’s employment with the Company or an Affiliate for any reason other the Grantee’s death or Disability, all shares of Restricted Stock that remain subject to the restrictions imposed by Section 2(a) shall automatically be forfeited and returned to the Company unless the Board or the Committee in its discretion shall otherwise determine.

4. Rights as Stockholder. Except for the restrictions and other limitations and conditions provided in this Agreement, the Grantee as owner of the Restricted Stock shall have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such Restricted Stock and the right to vote such Restricted Stock.

5. Stock Certificates. Each certificate issued for shares of Restricted Stock shall be registered in the name of the Grantee and deposited by the Grantee, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms, conditions and restrictions (including forfeiture) contained in a Plan and an Agreement between the registered owner and the issuer. A copy of such Plan and Agreement will be furnished to the holder of this certificate by the issuer without charge upon written request.”

Upon the termination of the restrictions imposed by this Agreement as to any shares of Restricted Stock, the Company shall return to the Grantee (or to such Grantee's legal representative) certificates without a legend for the shares of Common Stock as to which the restrictions have been terminated.

6. Tax Withholding. The Grantee shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld with respect to the Restricted Stock no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind due to the Grantee. In the Committee’s discretion, the minimum tax obligations required by law to be withheld with respect to the Restricted Stock may be paid in whole or in part with shares of Common Stock, including shares retained from those as to which the restrictions hereunder have terminated, valued at their Fair Market Value on the date of retention or delivery.

7. Adjustment in Provisions. Upon any change from time to time in the outstanding Common Stock of the Company by reason of stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other such transaction affecting the Company’s Common Stock, the divisions of shares of Restricted Stock into portions, the provisions for termination of restrictions on portions of the Restricted Stock, and any other relevant parts of this Agreement shall be appropriately adjusted by the Committee, if necessary, to reflect equitably such change.

8. Change in Control. In order to preserve the Grantee’s rights under this Agreement, notwithstanding any other provision of this Agreement, upon a Change in Control of the Company, the restrictions imposed by Section 2(a) on all shares of Restricted Stock shall terminate. For this purpose, a “Change in Control” of the Company means either of the following:

(a) a change in control of a nature that would be required to be reported by the Company or Cambridge Trust Company (the “Bank”) in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), whether or not the Company or the Bank in fact is required to comply with Regulation 14A thereunder; or

(b) the acquisition of “control” as defined in the Bank Holding Company Act of 1956, as amended or the regulations thereunder, or as defined in the Change in Bank Control Act 1978 or the regulations thereunder, of the Company or the Bank by any person, company or other entity; provided that, without limitation, a Change in Control shall be deemed to have occurred if (1) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or the Bank or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; or (2) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with Cambridge Bancorp to effect a transaction described in clauses (1) or (3) of this Subsection) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously as approved, cease for any reason to constitute a majority thereof; or (3) there is consummated a merger or consolidation of the Company with any other corporation, or the sale or disposition by the Company of all or substantially all the Company’s assets, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent, directly or indirectly through one or more subsidiaries (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least two-thirds (2/3) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a sale or other disposition of assets to an entity the voting securities of which are held as described in clause (i); or (4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

9. Notice of Election Under Section 83(b). If the Grantee makes an election under Section 83(b) of the Code, and the regulations and rulings promulgated thereunder, or under comparable provisions of other laws, he or she will provide a copy thereof to the Company within thirty days of the filing of such election with the Internal Revenue Service or other authority.

10. Amendments. The Committee may amend, modify or terminate this Agreement, including substituting therefor another Award of the same or a different type, provided that the Grantee’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Grantee.

11. Employment. Neither the adoption, maintenance, nor operation of the Plan nor this Agreement shall confer upon the Grantee any right with respect to the continuance of his or her employment by the Company or any Affiliate, nor shall they interfere with all rights of the Company or Affiliate to terminate the Grantee at any time or otherwise change the terms of his or her employment free of any liability or claim hereunder, including, without limitation, the right to promote, demote or otherwise re-assign Grantee from one position to another within the Company or any Affiliate.

12. Assignment. No rights or interests of the Grantee under this Agreement or under the Plan may be assigned, encumbered or transferred except by will or the laws of descent and distribution. The Company’s rights hereunder shall be assigned to and inure to the benefit of any corporation the shares of which are substituted or exchanged for shares of Restricted Stock in any merger, consolidation or share exchange involving the company.

13. Decisions by Committee. Any dispute or disagreement that shall arise under, or as a result of, or pursuant to this Agreement shall be resolved by the Committee in its sole and absolute discretion, and any such resolution or any other determination by the Committee under, or pursuant to, this Agreement and any interpretation by the Committee of the terms of this Agreement or the Plan shall be final, binding, and conclusive on all persons affected thereby.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Grantee has hereunto set his or her hand, all as of the day and year first above written.

CAMBRIDGE BANCORP

By
Title:

THE GRANTEE

Name:

Address:

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